Exhibit 4.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT

This Amendment No. 2 to Amended and Restated Shareholder Rights Agreement, which is effective on July 2, 2011 (the “Amendment”), is between Immucor, Inc., a Georgia corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”).

RECITALS:

WHEREAS, the Board of Directors of the Company previously adopted a Shareholder Rights Agreement, effective and dated as of April 16, 1999, between the Company and the Rights Agent (as successor Rights Agent for EquiServe Trust Company, N.A.), and

WHEREAS, the Board of Directors of the Company adopted an Amended and Restated Shareholder Rights Agreement, effective and dated as of November 20, 2001, between the Company and the Rights Agent (as successor Rights Agent for EquiServe Trust Company, N.A.), and

WHEREAS, the Board of Directors of the Company adopted an Amendment No. 1 to Amended and Restated Shareholder Rights Agreement, effective and dated as of April 20, 2009 (the “Current Agreement”), between the Company and the Rights Agent (as successor Rights Agent for EquiServe Trust Company, N.A.), and

WHEREAS, the Company, IVD Holdings Inc., a Delaware corporation (“Parent”) and IVD Acquisition Corporation, a Georgia corporation and a wholly-owned subsidiary of Parent, intend to enter into an Agreement and Plan of Merger to be dated as of the date hereof (as the same may be amended from time to time, the “Merger Agreement”), and

WHEREAS, the Company desires to amend the Current Agreement to render such agreement inapplicable to the Offer, the Merger and the Top-Up Option (each as defined in the Merger Agreement), and the other transactions with Parent or any of its Affiliates contemplated by the Merger Agreement, and

WHEREAS, Section 27 of the Current Agreement provides that the Company may supplement or amend any provision of the Current Agreement, and the Rights Agent desires to consent to this Amendment in accordance with the requirements of Section 27, and

WHEREAS, the Board of Directors of the Company has determined to amend the Current Agreement as follows, effective as of the date hereof,

NOW THEREFORE, for valuable consideration, the sufficiency of which is acknowledged by the parties hereto, the following has been agreed:

1. Certain Definitions.

(a)           The definition of “Acquiring Person” in Section 1(a) of the Current Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, Parent and each stockholder, Affiliate and Associate of Parent shall be deemed not to be an Acquiring Person for any purposes under this Agreement notwithstanding (i) the execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, the Offer, or the Top-Up Option, or (iii) the consummation of the Merger or of the other transactions with Parent or any of its Affiliates contemplated by the Merger Agreement, including the Offer and the Top-Up Option.”

(b)           Section 1 of the Current Agreement is hereby amended to add the following language at the end thereof:

(aaa) “Parent” shall mean IVD Holdings Inc., a Delaware corporation.

(bbb) “Merger” shall have the meaning assigned to such term in the Merger Agreement.

(ccc) “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of July 2, 2011, by and among the Company, Parent, and IVD Acquisition Corporation, a Georgia corporation and wholly-owned subsidiary of Parent.

(ddd) “Offer” shall have the meaning assigned to such term in the Merger Agreement.

(eee) “Top-Up Option” shall have the meaning assigned to such term in the Merger Agreement.

(c)           The definition of “Distribution Date” in Section 1(o) of the Current Agreement is amended to add the following sentence at the end thereof:

 “Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall be deemed not to have occurred notwithstanding (i) the execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, the Offer, or the Top-Up Option, or (iii) the consummation of the Merger or of the other transactions with Parent or any of its Affiliates contemplated by the Merger Agreement, including the Offer and the Top-Up Option.”

(d)           The definition of “Stock Acquisition Date” in Section 1(jj) of the Current Agreement is amended by adding the following new sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall be deemed not to have occurred notwithstanding (i) the execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, the Offer, or the Top-Up Option, or (iii) the consummation of the Merger or of the other transactions with Parent or any of its Affiliates contemplated by the Merger Agreement, including the Offer and the Top-Up Option.”

(e)           The definition of “Triggering Event” in Section 1(oo) of the Current Agreement is amended by adding the following new sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall be deemed not to have occurred notwithstanding (i) the execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, the Offer, or the Top-Up Option, or (iii) the consummation of the Merger or of the other transactions with Parent or any of its Affiliates contemplated by the Merger Agreement, including the Offer and the Top-Up Option.”

(f)            A new Section 23(d) of the Current Agreement is added as follows:

“Notwithstanding anything in this Agreement to the contrary, (i) this Agreement shall not be applicable in any way to the Offer, the Top-Up Option, the Merger or any other transaction with Parent or any of its Affiliates contemplated by the Merger Agreement, (ii) neither the execution nor delivery of the Merger Agreement nor the consummation of the transactions with Parent or any of its Affiliates contemplated thereby (including the Offer, the Top-Up Option and the Merger) will cause any rights granted or to be granted hereunder to become exercisable, and (iii) the Rights will expire in their entirety (and this Agreement shall terminate) immediately prior to the Effective Time (as defined in the Merger Agreement) without any payment being made in respect thereof.”

2. Defined Terms. The terms as defined in the Current Agreement, other than as modified by this Amendment, shall continue to have the meanings ascribed to them in the Current Agreement. Any defined terms used herein, unless expressly stated otherwise in this Amendment, shall have the meaning ascribed to them in the Current Agreement.

3. Controlling Agreement. In the event of any conflict between the terms of this Amendment and the Current Agreement, this Amendment shall control.

4. Benefit of this Amendment. Nothing in this Amendment shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

5. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6. Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Amended and Restated Shareholder Rights Agreement.

IMMUCOR, INC.

By:	/s/ Joshua H. Levine
Name: Joshua H. Levine
Title: President and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:	/s/ Martin J. McHale Jr.
Name: Martin J. McHale Jr.
Title: President, US Equity Services